Exhibit 10.27

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

(Translated from German)

Number 18 of the deed register for 2009

Negotiated

in Frankfurt am Main

on

February 9, 2009

Before me, the undersigned notary public

Rainer Jacob

with office in Frankfurt am Main

appeared today,

Ms. Birgit Seiler, personally known to me, who works in an official capacity in the office of the officiating notary public and acts subject to approval for

1.             RI Research Instruments Manager GbR, Friedrich-Ebert-Strasse 1, Bergisch-Gladbach,

- “Manager GbR”-

2.             Bruker Advanced Supercon, Inc., 40 Manning Road, Billerica, MA 01821 USA,

- “BASC”-

3.             a)            peinvest GmbH, business address: Rüggeberger Strasse 94, 58256 Ennepetal;

b)            kleinvest GmbH, business address: Mainstrasse 25, 53757 Sankt Augustin;

c)             Hanspeter Vogel, residing at Am Dausendbuch 24, 42285 Wuppertal;

d)            Dr. Christian Piel, residing at Talstrasse 44, 51789 Lindlar;

e)             Dr. Michael Pekeler, residing at Broicher Strasse 44, 51429 Bergisch Gladbach;

f)             Stefan Bauer, residing at Wilhelm-Busch-Weg 7, 51766 Engelskirchen;

g)             Wolfgang Diete, residing at Cäsarstrasse 27, 50968 Köln;

- the parties concerned 3 a) through 3 g) are collectively and individually also referred to as “Manager” and the parties concerned 3 a) and

3 b) also as “Managing Vehicle” -

4.             a)            Dr. Michael Peiniger, residing at Rüggeberger Strasse 94, 58256 Ennepetal;

b)            Dr. Hans Udo Klein, residing at Mainstrasse 25, 53757 Sankt Augustin

- in regard to the Managing Vehicle held by them, the parties concerned 4 a) and 4 b) are collectively and

individually also referred to as “Managing Company” -

BASC, Manager GbR, the manager and the Managing Company are hereinafter also referred to as “Parties” or “Party”, respectively.

The notary public asked about a prior involvement in terms of § 3 para. I no. 7 BeurkG (Authentication Act). The appeared parties answered in the negative.

The appeared party requested the notarization of the following

Reference deed

about the conclusion of a Shareholder’s Agreement

in regard to the interest in

RI Research Instruments GmbH

1.             The Parties intend the conclusion of a Shareholder’s Agreement in regard to an interest in RI Research Instruments GmbH.

2.             To facilitate the handling and simplify the reference pursuant to § 13 a BeurkG (Authentication Act), the Exhibits to the conclusion of a Shareholder’s Agreement shall be specified in this reference deed. These are the following documents:

Exhibit C	Partnership agreement for the company under civil law RI Research Instruments Manager GbR

Exhibit 1.3	Draft company loan

Exhibit 1.4	Draft of the purchase and sales agreement in regard to Research Instruments Business

Exhibit 1.5	Draft of the purchase and sales and assignment agreement in regard to the MA transaction

Exhibit 2.2(a)	Capital by the Shareholders of Manager GbR

Exhibit 2.2 (b)	Trust Agreement

Exhibit 5.1	Amended partnership agreement of the company

Exhibit 5.2	Rules of Procedure for management

Exhibit 5.3	Rules of Procedure for the Advisory Board

Exhibit 12.4	Definition of EBITDA

Exhibit 12.5	Definition to determine the market value of the company

Exhibit 12.6	Template of a transfer agreement for shares in the company

The appeared party declared in the name of the persons represented by her that documents found in Exhibits 1.3 (partially), 1.4 and 1.5 are in the English language and requested notarization of those in the English language.

Because both the appeared party (of which the notary public convinced himself) and the notary public are themselves sufficiently able to understand the English language, the Exhibits 1.3 (partially), 1.4 and 1.5 were notarized in the English language.

The above record and all Exhibits were read aloud to the appeared party, acknowledge by her and signed as follows:

[signature of Birgit Seiler]
[signature of Rainer Jacob, notary public]
[stamp: RAINER JACOB
NOTARY PUBLIC IN FRANKFURT
AM MAIN]

EXHIBIT C

PARTNERSHIP AGREEMENT

of

RI RESEARCH INSTRUMENTS MANAGER GbR

TABLE OF CONTENT

Introduction	3
1. Establishment of the Company	4
2. Purpose of the Company	5
3. Registered Office of the Company	5
4. Fiscal Year	5
5. Term of the Company; Dissolution	5
6. Shareholders; Shareholders’ Interest	5
7. Accounts of the Shareholders	6
8. [deleted]	7
9. Management and Representation	7
10. Shareholders’ Meeting	8
11. Shareholders’ Resolutions	10
12. Information	11
13. Disposals of Shares in the GbR	11
14. Termination, Withdrawal and Exclusion of Managers	12
15. Leaver Stipulations; Acquisition Option	14
16. Winding-up	18
17. Other Provisions	18
18. Final Provisions	19

PARTNERSHIP AGREEMENT

OF

RI RESEARCH INSTRUMENTS MANAGER GBR

between

1.             peinvest GmbH, business address: Rüggeberger Strasse 94, 58256 Ennepetal;

2.             kleinvest GmbH, business address: Mainstrasse 25, 53757 Sankt Augustin;

3.             Hanspeter Vogel, residing at Am Dausendbuch 24, 42285 Wuppertal;

4.             Dr. Christian Piel, residing at Talstrasse 44, 51789 Lindlar;

5.             Dr. Michael Pekeler, residing at Broicher Strasse 44, 51429 Bergisch Gladbach;

6.             Stefan Bauer, residing at Wilhelm-Busch-Weg 7, 51766 Engelskirchen;

7.             Wolfgang Diete, residing at Cäsarstrasse 27, 50968 Köln

- the Parties 1 - 7 are referred to as “Managers”

and the Parties 1 and 2 also as “Managing Vehicle”-

8.             Dr. Michael Peiniger, residing at Rüggeberger Strasse 94, 58256 Ennepetal

9.             Dr. Hans-Udo Klein, residing at Mainstrasse 25, 53757 Sankt Augustin

- the Parties 8. and 9. referred to as “Managing Shareholder” -

8.             Bruker Advanced Supercon, Inc., 40 Manning Road, Billerica, MA 01821, USA;

-“BASC”-

- the managers, and BASC are collectively referred to as the “Shareholders”

and individually each as a “Shareholder” -

Introduction

A.            RI Research Instruments GmbH (the “Company”) is registered in the commercial register of the Hanau district court under HRB 92644. Currently, the share capital of the

Company amounts to EUR 25,000 and is divided into one share with a nominal value of EUR 25,000, which is held by BASC.

B.            The Parties intend that the Company acquires certain assets and legal relationships as well as individual obligations, which are each owned exclusively by the Research Instruments Business of ACCEL Instruments GmbH registered in the commercial register of the Cologne district court under HRB 47788 by way of an Asset Deal (together, these actions make up the “Transaction”).

C.            In addition to the area Accelerator and Special Products (the “AS area”), the Research Instruments Business also includes the areas Magnets and Beamlines (the “BL/MA area”), which shall be transferred to Bruker Advanced Supercon GmbH (the “BASC GmbH”) following the Transaction by way of an Asset Deal.

D.            In connection with the Transaction, an indirect participation in the Company’s equity (after a division of the BL/MA area) shall be offered to selected executives of the Company or BASC GmbH, respectively. To this end, a civil law company shall be established and participate at 45 % in the Company’s share capital.

E.             Details of the implementation of this participation in the Company and the rights and obligations of the civil law company, its Shareholders and of BASC as majority shareholder pertaining to this shall be stipulated in a separate agreement between BASC, the Managers (if applicable also acting for its Managing Vehicle) and the civil law company established with the conclusion of this contract (the “Shareholder’s Agreement”), which still has to be concluded.

F.             The present contract shall establish the civil law company (the “GbR”) between BASC and the Managers.

NOW, THEREFORE, the Shareholders agree to the following:

1.             Establishment of the Company

The undersigned parties hereby establish a civil law company pursuant to §§ 705 et seq. (German Civil Code). In legal relations the Company shall act under the name

RI Research Instruments Manager GbR.

2.             Purpose of the Company

2.1           Purpose of the GbR is the acquisition, the administration and the sale of an interest in the Company.

2.2           The GbR is entitled to enter into all transactions and to conduct all actions, which are directly or indirectly connected to the purpose of the Company. It may not conduct any commercial activities in terms of § 15 EStG (German Income Tax Law).

3.             Registered Office of the Company

Registered office the Company is Bergisch Gladbach.

4.             Fiscal Year

The Fiscal year the Company is the calendar year.

5.             Term of the Company; Dissolution

5.1           The Company shall be established for a fixed term of fifteen (15) years. Subsequently, the Company shall exist for an indefinite time.

5.2           The GbR may be dissolved through a joint statement of all Shareholders or through termination statements which end the GbR on the same day. Other reasons for dissolution are excluded, unless mandatory law precludes this.

6.             Shareholders; Shareholders’ Interest

6.1           Shareholders shall be BASC and the Managers.

6.2           The Shareholders shall pay the capital described in Exhibit 6.2 (column “Total capital in GbR”). This capital shall be due and payable without undue delay and shall be paid, if a Manager, to the account no. [**] with the reference “Capital RI Research Instruments Manager GbR” and, if BASC, directly in cash to the Managing Shareholder and shall be transferred from there per instructions from the Managing Shareholder as capital for the acquisition of shares in the Company in the amount of 45% of the Company’s nominal capital with the reference “Capital increase RI Research Instruments GmbH” to the Company. The Shareholders shall not be obligated to additional contributions.

6.3           The amount of the Shareholders’ interest in the GbR (and indirectly through the GbR calculated down to the Company) also follows from Exhibit 6.2 (columns “Interest in GbR” and “Interest in Company (calculated down)”). With the exception of the share in BASC, which constitutes neither an interest in the profit nor in the loss of the Company, the amount of the interest in the GbR shall be authoritative for the Shareholders’ interest in profit and loss of the GbR. In addition, the amount of the interest in the GbR (also concerning the Company share of BASC) shall also be authoritative for the interest in sales or liquidation results, if any, and for other Shareholder rights (in particular the voting right). If BASC acquires Company shares from Shareholders, e.g. pursuant to Number 14 or Number 15, the combined Company share shall not provide an interest in profit and loss of the Company, as it is held by BASC, an acquisition right of the Managers still exists pursuant to this contract or based on agreements under the law of obligations between the Managers and BASC. BASC may transfer this interest to third parties; the share shall then grant them an interest in profit and loss.

6.4           The voting right of the individual Shareholders in the Shareholders’ Meeting of the GbR shall be determined by their respective interest in the Company pursuant to Exhibit 6.2. Each 1 Euro capital shall grant one vote. The voting right can only be exercised by a Shareholder as a whole and in a uniform format. Shareholders may be represented by other Shareholders based on a written power of attorney, BASC may be represented by employees or employees of affiliated companies in addition to its governing bodies. In the Shareholders’ Meeting Shareholders may also be represented by an attorney, auditor and/or tax accountant.

7.             Accounts of the Shareholders

7.1           A capital account shall be kept for each Shareholder, where the capital contribution of the Shareholder is entered. The capital account shall not bear interest. Withdrawals from the capital account are not permitted.

7.2           In addition, a private account shall be kept for each Shareholder, where profits and losses allocated to the Shareholder shall be entered. As far as the GbR obtains income, this shall be proportionally credited to these private accounts. The Managing Shareholder is obligated to invest the cash assets of the GbR exclusively in absolutely safe ways, unless the Shareholders agree otherwise. Withdrawals from positive balances on the private accounts are permitted if and as far as the Managing Shareholder allows these withdrawals in advance. The Managing Shareholder shall only allow withdrawals for all Shareholders simultaneously according to their respective interest proportion. Positive balances on the private accounts shall not bear interest.

8.             [deleted]

9.             Management and Representation

9.1           peinvest GmbH is authorized and obligated (no special right of the Shareholders) to solely manage the business of the GbR through its managing director Dr. Michael Peiniger and to represent the GbR (therefore, peinvest GmbH is also referred to in the above-referenced role in this contract as “Managing Shareholder”). The other Shareholders shall be excluded from management and representation. The Managing Shareholder shall be released from the restrictions of § 181 (German Civil Code). Should peinvest GmbH withdraw from the GbR or should Dr. Peiniger no longer be able to exercise his function as sole managing director of peinvest GmbH and its responsibilities as Managing Shareholder, the Shareholders shall decide on another Shareholder as Managing Shareholder, which shall then be the “Managing Shareholder” according to this Partnership Agreement. This shall also apply if Dr. Peiniger is recalled for good cause as managing director of the Company or if his employment contract is canceled or if Dr. Peiniger gives up his function as managing director of the Company without the express prior consent of BASC or cancels his employment contract or does not extend the same (GbR-Shareholders’ obligation to act).

9.2           In addition to the competencies named in other places, the management authorization and power of representation of the Managing Shareholder shall also concern the following rights and actions:

(a)           the exercise of the GbR rights in Shareholder Meetings of the Company,

(b)           the exercise of additional GbR rights in the Company, in particular the profit participation rights and other subscription rights,

(c)           the sale of all shares or a portion of the shares which the GbR holds in the Company to Shareholders or third parties pursuant to the provisions of the Shareholder’s Agreement or this Partnership Agreement, and

(d)           the conclusion of voting agreements or other pooling agreement with Shareholders of the Company.

9.3           If and as far as damages or other disadvantages occur to the GbR or the Shareholders in connection with its management, the Managing Shareholder shall only be liable for intent and gross negligence. This shall not apply for actions in connection with the execution of distribution of profits, the exercise of subscription rights, if any, or the execution of the sales mentioned in Section 9.2 (c), to which the general provisions shall apply.

9.4           The Managing Shareholder shall not receive a remuneration for its activities as Managing Shareholder.

9.5           Mr. Hanspeter Vogel is the Deputy Managing Shareholder (no special rights of the Shareholder). He shall fulfill the rights and obligations of the Managing Shareholder, if the latter is not available or cannot be reached. Sections 9.3 and 9.4 shall apply accordingly to the activity of the Deputy Managing Shareholder.

10.          Shareholders’ Meeting

10.1         Unless mandatory law or this contract expressively state otherwise, the Shareholders’ Meeting shall decide about the following matters:

(a)           Changes to the purpose of the company pursuant to Section 2,

(b)           Other changes to the Partnership Agreement of the GbR,

(c)           Acceptance of loans or other obligations or payments, which go beyond the acquisition of shares in the Company,

(d)           Termination or dissolution of the Company and the nomination and recall of liquidators,

(e)           Exercise of right of the GbR as a Shareholder of the Company,

(f)            Exercise of profit participation rights and other subscription rights of the GbR as Shareholder of the Company,

(g)           Consent of the GbR to changes of the Shareholder’s Agreement,

(h)           Recalls and nominations of a Managing Shareholder pursuant to Section 9.1 clause 4 and of a Deputy Managing Shareholder pursuant to Section 9.5, and

(i)            Consent to the sale of shares held by the GbR in the Company to non-Shareholders of the Company and to other disposals of these shares.

10.2         Shareholder Meetings shall be called by the Managing Shareholder in compliance with a notice period of at least one week via telephone, letter, facsimile, video conference or email to the latest address of the Shareholders of which the Managing Shareholder was informed. The Shareholders may waive the form requirements (in particular regarding the invitation and notice period). The agenda shall be transmitted to the Shareholders together with the invitation, but may be submitted as late as five (5) days before the respective Shareholders’ Meeting.

10.3         The Managing Shareholder is required to call a Shareholders’ Meeting if this is necessary pursuant to this Partnership Agreement or if a Shareholder, who (solely or jointly with other Shareholders, who join into this demand) holds at least 1/3 (one third) of the voting rights of the GbR, demands so in writing.

10.4         As a rule, Shareholder Meetings shall take place at the registered office of the GbR. If the Managing Shareholder so chooses, the Shareholders’ Meeting may also be held at another location, in particular in Karlsruhe or Hanau.

10.5         Any Shareholder may be represented by another Shareholder based on a written power of attorney. For this purpose, the presentation of a fax copy or pdf copy shall be sufficient, if the original power of attorney is transmitted to the Managing Shareholder at the latest within 7 calendar days after the Shareholders’ Meeting, in which a Shareholder was represented.

10.6         The Managing Shareholder shall chair the Shareholder Meetings.

10.7         The Shareholders’ Meeting shall have a quorum, if all Shareholders have been duly invited and Shareholders are present or represented with more than half of the existing voting rights. If this is not the case, then the Managing Shareholder shall call a new Shareholders’ Meeting pursuant to Section 10.2 without undue delay in compliance with the notice period of seven (7) calendar days, which shall have the same agenda. The new Shareholders’ Meeting shall have a quorum without consideration of the number of present or represented Shareholders, if this was pointed out in the invitation.

10.8         Minutes shall be taken of the Shareholders’ Meeting, which are to be signed by the Managing Shareholder and to be transmitted to the other Shareholders. These minutes shall mention the place of the Meeting and the resolutions that were made. If none of the Shareholders participating in the Shareholders’ Meeting objects to the minutes within four (4) weeks after transmission of the minutes by the Managing Shareholder (receipt at the respective Shareholder), then the minutes shall be deemed accepted. The contestability or invalidity of shareholder resolutions may only be asserted through an action for declaration of the ineffectiveness or the resolution within four (4) weeks after receipt of the minutes at the respective Shareholder. Thereafter, the shareholder resolutions shall be deemed legally binding.

11.          Shareholders’ Resolutions

11.1         As a rule, the Shareholders’ resolutions take place in the Shareholders’ Meeting. Initiated by the Managing Shareholder, Shareholders’ resolutions may also be made outside of a Shareholders’ Meeting in writing, verbally, via email, video conference or by way of other forms of telecommunication, if no Shareholder immediately objects to this procedure; no objection may be raised if the resolution was made in such a way that the participating Shareholders are in contact with one another through telecommunication in the sense of simultaneous seeing and hearing by all participants and are able to discuss the subject matter of the resolution. The Managing Shareholder shall take minutes according to Section 10.8 about the resolutions outside of a Shareholders’ Meeting, which show how the votes were casted.

11.2         Shareholders’ resolutions are taken with the simple majority of the casted votes, unless applicable law or this Partnership Agreement stipulates otherwise. Shareholders’ resolution in regard to the subject matters referenced in Section 10.1 (a) and (d) shall require the votes of all present and represented Shareholders, and resolutions in regard to the subject matters pursuant to Section 10.1 (e) and (g) shall require a majority of 2/3 (two thirds) of the present and represented votes. In addition, the following resolutions of the Shareholders shall require the consent of BASC:

•      Resolutions pursuant to Section 10.1 (b), as far as these concern the stipulations in the Partnership Agreement in Sections 5, 6, 9, 10.1, 11.2, 13, 14, 15 and 16,

•      Resolutions pursuant to Section 10. 1 (d),

•      Resolutions pursuant to Sections 14.1 and 14.2, and

•      Resolutions pursuant to Section 10.1 (h) (Nomination and recall of a new Managing Shareholder or a Deputy Managing Shareholder) and (i) (disposals of shares of the GbR in the Company).

12.          Information

The Shareholders shall be entitled to information about the interest of the GbR held in the Company; they are entitled to this claim for information to the same extent as  a limited partner would have in a limited partnership.

13.          Disposals of Shares in the GbR

13.1         Disposals of Company shares in the GbR (assignment, encumbrance, or other disposals) shall require the prior written consent of the Managing Shareholder and BASC. The encumbrances listed in Exhibit 13.1, which shall be agreed in connection with the payment of capital, shall be excluded therefrom (however, not changes to the contracts about these encumbrances after the establishment of the GbR listed in Exhibit 13.1). Excluded are (i) the transfer of the share of BASC in the GbR to companies which are affiliated with BASC or Bruker Corporation, Billerica, USA in terms of §§ 15 et seq. AktG (German Stock Corporation Act), as far as BASC simultaneously transfers all rights and obligations from this Partnership Agreement to the affiliated companies and (ii) the transfer of (partial) shares from Managers to BASC on the basis of the options provided in this Partnership Agreement or the Shareholder’s Agreement.

13.2         After a period of three (3) years following the conclusion of this Partnership Agreement, a transfer of shares from one Manager to another Manager may take place even without consent of the other Shareholders, if the Manager assumes all rights and obligations from the transferred share.

However, in this case BASC shall have the right to object to the transfer if an important reason exists within 2 weeks after the written announcement of the intended transfer by the Managing Shareholder to BASC. If BASC does not respond within this time period, this shall be deemed as consent.

13.3         Section 13.1 shall apply accordingly to the granting of rights of use, the establishment of a trust, sub-participations or silent participations as well as for voting agreements or the granting of other rights in the Shareholders’ shares in the GbR.

14.          Termination, Withdrawal and Exclusion of Managers

14.1         If a Shareholder cancels its membership in the GbR, the Shareholder shall leave the GbR. The same shall apply in case of the dissolution of a Managing Vehicle. If one Shareholder or several Shareholders withdraw, the GbR shall not be dissolved, but shall continue among the remaining Shareholders subject to a deviating resolution of the Shareholders’ Meeting. If a Shareholder dies, the Company (subject to the option stipulated in Section 15) shall be continued with the heirs; the death of a Shareholder shall not constitute a withdrawal in terms of Section 14.

14.2         A Manager or a Managing Vehicle may be excluded from the Company for important reasons (i) by a written statement of BASC or (ii) by resolution of the Shareholders’ Meeting (in this case the person to be excluded shall have no voting right). An important reason shall exist in particular

(a)           in case of a severe violation of provisions of this contract or of the Shareholder’s Agreement, if the violation is not remedied within one (1) month;

(b)           if the ongoing presence of the Manager or of the Managing Vehicle in the Company is not reasonable to the other Shareholders for other severe reasons besides those referenced under (a);

(c)           if insolvency proceedings have been opened into the assets of the Manager or are rejected due to a lack of assets or if the interest held by the Manager in the GbR or such rights are seized, unless the insolvency proceedings or the pledge will be canceled within one (1) month; or

(d)           if for a Managing Vehicle

(1)           insolvency proceedings or liquidation proceedings have been opened into the assets of the Managing Vehicle or are rejected due to a lack of assets,

(2)           a severe violation of a provision of the Partnership Agreement of the Managing Vehicle is present,

(3)           the Partnership Agreement of the Managing Vehicle is changed without consent from BASC and the Managing Shareholder or a third party, who/which is not a Shareholder, takes over the management of the Managing Vehicle. BASC’s consent may only be refused for important reasons and within two weeks from the time of request by the Manger;

(4)           a share or an interest in the Managing Vehicle is disposed of without BASC’s and the Managing Shareholder’s consent, in particular if a share or an interest is assigned to a third party or a trust, a silent participation or a sub-participation is established in a share or an interest in the Managing Vehicle;

(5)           a new Shareholder is accepted into the Managing Vehicle without the consent of BASC and of the Managing Shareholder, or the Manager resigns as Shareholder of the Managing Vehicle, or

(6)           insolvency proceedings have been opened into the assets of a Shareholder of the Managing Vehicle or are rejected due to a lack of assets or the Shareholders of the Managing Vehicle or if the interest held by the Shareholders in the Managing Vehicle or such rights are pledged, sold or encumbered in any way by third-party rights, unless the insolvency proceedings, the pledge, the sale or any encumbrance is canceled within one (1) month; or

and in the cases (2) through (5) these violations are not remedied within one (1) month after written request by BASC.

14.3         The GbR share of the Shareholder who resigns due to termination or exclusion shall increase the shares of the other Shareholders in proportion of their interests in the Managing GbR.

14.4         In the event of withdrawal pursuant to Section 14, the withdrawing Shareholder shall receive from the Shareholder(s), who increase(s) his/their interest, a settlement in the amount of the investment in terms of Section 15.4 (a), however at the most the market value of the interest in the GbR at the time of the withdrawal. In regard to the determination of the market value, the provisions in Section 15.7 shall apply accordingly. The respective Shareholder shall withdraw from the GbR (independent of the settlement payment) at the time of the resolution about the exclusion or the effectiveness of the cancellation statement, respectively. He shall not be entitled to demand security for the settlement.

15.          Leaver Stipulations; Acquisition Option

15.1         If a Manager (for the purpose of this Section 15 this shall be Dr. Peiniger in regard to peinvest GmbH and his employment / work relationship and Dr. Klein in regard to kleinvest GmbH and his employment / work relationship) leaves the company as managing director or employee before the termination of the GbR (in case of Dr. Klein and Mr. Diete BASC GmbH) (for example by way of cancellation or other termination of an managing director employment agreement, of the function in the Company or the staff employment contract - the “resignation”), then BASC has the right  (the “Option I”), but not the obligation to buy and have assigned to it the (present and future) share of this Shareholder in the GbR subject to the following provisions.

Any Manager (as well as any Managing Vehicle) shall hereby sell and assign its (present and future) share GbR to BASC - under the condition precedent of the exercise of option I in regard to his share through BASC pursuant to this Section 15. Option I may be exercised within six (6) months after the withdrawal by way of a written statement by BASC to the concerned Shareholder; no resolution of the Shareholders’ Meeting or any other consent (including actions of the concerned Shareholder, if any, in particular the conclusion of a sale / purchase and assignment agreement) shall be necessary. However, for documentation purposes BASC may require that a separate sale / purchase and assignment agreement will be signed.

Upon the exercise of option I, the share shall transfer to the concerned Shareholder of the GbR by way of succession to specific rights and obligations to BASC, the concerned Shareholder leaves the GbR and the GbR shall be continued by the remaining Shareholders.

15.2         The sale and assignment of the share in the GbR and the exclusion of the Shareholder shall become effective at the time of receipt of the exercise declaration of BASC to the leaving Shareholder. To this end, the receipt shall be deemed effected three (3) days after sending it independent of the time of the actual receipt, unless (i) the declaration was not made to an address stated in the caption or another address at which it is possible to serve documents in Germany and of which BASC was informed in writing after the conclusion of this Partnership Agreement and before the mailing of the exercise declaration or (ii) the concerned Shareholder proves that he did not receive the declaration. If BASC has no knowledge about a current account of the concerned Shareholder and this can also not be found out by the Managing Shareholder within ten (l0) calendar days after written request of BASC, then BASC shall be entitled to deposit the purchase price pursuant to §§ 232 et seq. (German Civil Code).

15.3         If option I is exercised, the leaving Shareholder shall be entitled to payment of the purchase price by BASC. The purchase price shall be determined pursuant to the stipulations in Sections 15.4 and 15.5.

15.4         Pursuant to Section 15.3 the purchase price shall be determined as follows:

(a)           If the service relation / employment relation with the Company (in case of Dr. Klein and Mr. Diete with BASC GmbH) is terminated by (i) death, (ii) permanent disability, (iii) retirement, (iv) effective declaration (a) of the extraordinary termination by the Manager vis-à-vis the Company or (b) of the ordinary termination by the Company or the non-extension of the service relation without it being a case of Sections 15.4 (b) or 15.4 (c) or (g) of the ordinary termination of his service or employment contract declared at the earliest on the 3rd anniversary of the conclusion of this contract by the concerned Manager, without it being a case of Sections 15.4 (b) or 15.4 (c) (“Good Leaver”), then the purchase price to be paid at the exercise of option I shall be equal to the original capital payment of the concerned Manager plus later contribution payment to increase the participation quota, if any, and minus withdrawals from the private account, if any, (hereinafter referred to as “investment amount”) plus interest of 5 % p.a. as of the payment date of the investment amount up to (and excluding) the end of the payment date of the purchase price, however at least the market value of the share to be determined pursuant to Section 15.7.

(b)           In the following cases (which each represent a case of “Bad Leaver”) the purchase price to be paid if option I is exercised corresponds to 100 % of the investment amount, however at the most 100 % of the market value (to be determined pursuant to Section 15.7) of the corresponding share in the GbR at the time of the withdrawal of the Shareholder from the GbR: (i) the service relation of the Manager as managing director or the employment relation of the Manager as employee of the Company or in the case of Dr. Klein and Mr. Diete from the BASC GmbH (in this and the following paragraph uniformly referred to as “Company”) has been cancelled by the Company for good cause or could be cancelled - good causes in terms of this stipulation include reasons for cancellation on grounds of conduct as well as on personal grounds; (ii) as a governing body of the Company, the Manager was recalled for good cause or could be recalled; (iii) the Shareholder (or its Managing Company) becomes insolvent (i.e. insolvency proceedings have been opened into the assets of the Shareholder or are rejected due to a lack of assets) or a third party issues a execution against the shares in the Managing Vehicle held by the concerned Shareholder or the Managing Company, respectively; (iv) the Manager violates his post-contractual obligations from the service relation and the employment relation to a considerable degree; or (v) the Manager terminates his service, governing body or employment relation for other than important reasons within three (3) years after the conclusion of this Partnership Agreement or refuses the conclusion of a new service, governing body or employment relation or an extension of the existing relation, respectively, at economically equal conditions. Should a review by a court reveal that the cancellation declaration was ineffective and has BASC previously exercised option I, then BASC and all other Shareholders, who have purchased a portion of the concerned share pursuant to Section 15.1, are obligated to re-transmit the share of the Shareholder under the conditions of option I to the same with effect ex nunc upon written demand of the concerned Shareholder.

                If BASC as Shareholder of BASC GmbH decides within 3 years after the conclusion of this Partnership Agreement to close the Beamline area and if Mr. Diete consequently decides to cancel his employment agreement with BASC GmbH, this shall not be deemed a Bad Leaver case, but a Good Leaver case.

(c)          If severe violations by the Shareholder of (post-contractual) obligations of the managing director’s employment agreement or staff member employment agreement, another agreement with the Company (such as for example unfair competition, enticing away of employees or severe violations of confidentiality obligations) or conduct which damages the Company severely in other ways occur in connection with the withdrawal of the Shareholder or within six (6) months after the withdrawal, then BASC shall be entitled within three (3) months after the knowledge of this violation of an obligation to demand a reduction of the purchase price by 25 % determined pursuant to Section 15.4 (a) or (b), respectively, and repayment of the correspondingly overpaid amount from the respective Shareholder. If the purchase price was determined pursuant to the Good Leaver stipulations, then BASC may alternatively also demand the reduction of the purchase price to that purchase price which would have resulted from the Bad Leaver stipulations. The decision shall be made with the demand for reduction.

15.5         Subject to the stipulation contained in Section 15.6 for the Managing Vehicle of Dr. Klein and Dr. Peiniger, the provisions contained in Section 15.1 through 15.4 shall also apply if a Managing Vehicle is a Shareholder, provided that it depends on the withdrawal and the person of the concerned managing director or employee of the Company, who has called in the Managing Vehicle, i.e. for peinvest GmbH on Dr. Peiniger and for kleinvest GmbH on Dr. Klein.

15.6         Instead of the Good Leaver stipulations pursuant to Section 15.4 (a) (iv) the following provisions shall apply for the interests of the Managing Vehicle of Dr. Klein and Dr. Peiniger: Instead of option I pursuant to Section 15.4 (a) (iv) BASC shall have the right subject to the following provisions (“Option II”), however is not obligated, to buy and have assigned to it the share of this Managing Vehicle in the GbR. Simultaneously, the concerned Managing Vehicles sell and assign hereby - under the condition precedent of the exercise of Option II by BASC pursuant to this Section 15.5 - their (current or future) share in the GbR to BASC. Option II may be exercised by BASC if the respective Manager has no work, employment, or consulting relation with the Company, BASC or a company affiliated with BASC and (i) he or a person close to him in terms of §§ 138 InsO (German Insolvency Act) conducts an action which constitutes direct or indirect competition with the Company or with its affiliated companies in terms of §§ 15 et seq. AktG (German Stock Corporation Act), or (ii) there are fundamental differences between the concerned Manager and BASC in regard to the future management of the Company. Option II may [be exercised] at any time after the above conditions take place. The purchase price corresponds to the price to be determined pursuant to Section 15.4 (b). In addition, option II may be exercised within 6 months after knowledge by BASC of the death of Dr. Klein or Dr. Peiniger, respectively. In this case, the purchase price shall be determined pursuant to the Good Leaver stipulations. Conversely, option I shall remain in place in regard to the other Good Leaver and all Bad Leaver stipulations.

15.7         As far as the purchase price depends pursuant to this Section 15 on the market value of a share in the Company, this shall be equal to the share of the respective Shareholder in the equity value of the Company conveyed through the GbR at the end of the fiscal year in which the day of withdrawal falls. The Equity Value shall be determined in accordance with Exhibit 15.7. To this end the company loan for EUR 1,560,000.00, which BASC shall grant in accordance with the Shareholder’s Agreement, shall not be treated as a financial obligation. If no agreement can be reached within a period of four (4) weeks after the exercise of the option between BASC and the concerned Shareholder (or his heirs) about the market value, then it shall be determined with binding effect by the auditor of the Company as arbitrator in terms of § 317 (German Civil Code) for the concerned Shareholder (or his heirs), the other Manager and BASC. The arbitrator shall be commissioned without any undue delay with an independent assessment. The market value shall be determined within eight (8) weeks after the commissioning. The costs of the arbitrator shall be borne by BASC and the concerned Shareholder (or his heirs) according to the proportion they prevail (i.e. in relation to the deviation of the assessment proposal of the respective Party from the value determined by the arbitrator).

15.8         The existing interest of BASC in the GbR will be increased in the amount of the respective share, namely by way of a corresponding rebooking of the capital and private accounts of the concerned Shareholder (or his heirs) to the corresponding accounts of BASC. The accounts of the leaving Shareholder (or his heirs) shall be dissolved. BASC may transfer in this way additionally acquired interest in the GbR to a new Shareholder or to existing Shareholders pursuant to Section 8.

16.          Winding-up

If the event that the Company is being wound-up, the revenue after deduction of all obligations of the Company, if any, shall be distributed pro rata in proportion of the amount of the interest of the Shareholders.

17.          Other Provisions

17.1         The Shareholders agree to keep information about the GbR, BASC, the Company, this Partnership Agreement and the Shareholder’s Agreement strictly confidential and to only use it for the purpose of the GbR and the operation of its business. A disclosure by BASC shall be permitted vis-à-vis financing banks and other financial service providers as well as pursuant to statutory law or stipulations pursuant to stock exchange law and vis-à-vis governing bodies and employees of companies, which are affiliated with BASC or Bruker Corporation in terms of §§ 15 et seq. AktG (German Stock Corporation Law) and vis-à-vis consultants who are obligated to secrecy by law. The Shareholders agree to provide the Managing Shareholder with all information available to them, which could be relevant for the Company and its business operations or for affiliated subsidiaries of the Company.

17.2         All taxes, social security contributions, charges and other expenses payable by a Shareholder in connection with the interest in the GbR or a distribution shall be borne by the respective Shareholder himself.

17.3         The Shareholders are obligated to pay taxes and social security contributions, if any, in arrears which are owed due to a tax audit or a similar event in regard to the interest in the GbR. Insofar they indemnify the Company from any liability in this regard vis-à-vis the tax offices, social security offices and other third parties.

17.4         Each Manager hereby authorizes under release of the restrictions of § 181 (German Civil Code) the Managing Shareholder to give or conduct all statements, notifications or other actions to be given or conducted in his name in connection with this Partnership Agreement or to receive such from third parties (including amendments to the Company’s Partnership Agreement, acceptance of new Shareholders, agreements in connection with the agreement and/or payment of capital to the GbR or agreements in regard to distributions of the GbR to the Shareholders). The authorization shall at the most exist until the withdrawal of the representative as a Shareholder and may only be revoked before his withdrawal if all other Managers appoint a new representative in the sense of this stipulation.

18.          Final Provisions

18.1         Rights and claims arising from this agreement may not be assigned, unless this is expressly provided for in this Partnership Agreement. However, BASC is authorized to assign to affiliated companies of BASC or Bruker Corporation in terms of §§ 15 et seq. AktG (German Stock Corporation Act).

18.2         All agreements between the Shareholders and the GbR or between individual Shareholders in regard to their interest in the GbR shall be in writing to be effective. The same shall apply for the modification of this clause. There are no supplemental agreements to this Partnership Agreement (with the exception of the Shareholder’s Agreement).

18.3         Should individual provisions of this Partnership Agreement be or become invalid or unenforceable, the validity and enforceability of the other provisions shall not be effected thereby. Instead of the invalid or unenforceable provision, the Parties agree to recognize and give effect to such valid and enforceable provision which correspond as closely as possible with the commercial intent of the Parties. The same shall apply to the supplementary interpretation of the contract.

18.4         As far as BASC is entitled to special rights arising from this Partnership Agreement, these shall end when BASC leaves the Company.

18.5         This Partnership Agreement shall be governed by the law of the Federal Republic of Germany.

18.6         The venue for all disputes arising from or in connection with this contract shall be Frankfurt am Main as far as this is legally permitted.

Frankfurt, February 9, 2009	[signature]
Place / Date	peinvest GmbH, represented by:
Dr. Michael Peiniger

Frankfurt, February 9, 2009	[signature]
Place / Date	kleinvest GmbH, represented by:
Dr. Hans Udo Klein

Frankfurt, February 9, 2009	[signature]
Place / Date	Hans-Peter Vogel

Frankfurt, February 9, 2009	[signature]
Place / Date	Dr. Christian Piel

Frankfurt, February 9, 2009	[signature]
Place / Date	Dr. Michael Pekeler

Frankfurt, February 9, 2009	[signature]
Place / Date	Stefan Bauer

Frankfurt, February 9, 2009	[signature]
Place / Date	Wolfgang Diete

Frankfurt, February 9, 2009	[signature]
Place / Date	Bruker Advanced Supercon, Inc.

Statement of the Managing Company

We have fully acknowledged the above stipulations and, in regard to the Managing Vehicle activated by them, we each are responsible for the fulfillment of all rights and obligations of the activated Managing Vehicles by way of an independent guarantee in terms of § 311 (German Civil Code) vis-à-vis the other Shareholders.

[signature]	[signature]
Dr. Michael Peiniger	Dr. Hans Udo Klein

Exhibit 6.2

Capital from BASC, the Managers and the Company

	Interest	Interest in Company (calculated	Total capital
	in GbR	down)	in GbR
	(in %)	(in %)	(in EUR)
Total (Company)	100.00	45.00	360,100
BASC	0.0003	0.0001	100
Manager
Dr. Michael Peiniger	39.50	17.78	142,200
Dr. Hans Udo Klein	17.00	7.65	61,200
Hanspeter Vogel	11.40	5.13	41,040
Dr. Christian Piel	8.60	3.87	30,960
Dr. Michael Pekeler	8.60	3.87	30,960
Stafan Bauer	8.60	3.87	30,960
Wolfgang Diete	6.30	2.84	22,680
Managers total	99.9997	44.999	360,000

Exhibit 13.1

Encumbrances of GbR shares

Negative report

Exhibit 15.7

Determination of the “market value” (equity value) of the Company

The market value results from the portion of the equity value of the Company conveyed by the shares. The equity value is determined as follows:

1.                                      The EBITDA (earnings before interest, taxes, depreciation and amortization) of the Company is to be calculated on the basis of compliance with the accounting policies and valuation methods of the HGB (German Commercial Code) (not IFRS or other accounting standards) and the principles of proper bookkeeping under observance of the accounting and valuation continuity of the company’s individual financial statements prepared or to be prepared at the end of the last two fiscal years before the exercise of the option (for the purpose of this Exhibit 15.7: the “cut-off date”) and under consideration of the ongoing forecasts on the basis of the adopted plans of the current fiscal year at the time of the exercise of the option.(1) The last fiscal year before the cut-off date shall be weighted with the factor 2, the fiscal year before that with the factor 1 and the forecast result with the factor 1.5. If the concerned fiscal year has less than 12 months, the EBITDA shall be determined on the basis of a pro forma financial statements of the Company for the 12-month-period ending on the cut-off date to be prepared based on one of the above-referenced principles. Only the fiscal year 2009 and the corresponding forecast shall apply before December 31, 2010.

These individual company financial statements (or pro forma individual financial statements) are also the basis for the determination of the financial liabilities and assets pursuant to Section 3 below and of the net current assets pursuant to Section 4.

If the Company is a subsidiary in terms of § 290 HGB (German Commercial Code), the consolidated financial statements / pro forma consolidated financial statements shall be used. If direct or indirect subsidiaries of the Company are not in their (direct or indirect) sole share ownership, the EBITDA or the financial obligations and assets in the amount of the (direct and indirect) percentage participation of the Company in the share capital of the respective company shall be taken into consideration.

§ 275 para. 2 HGB (German Commercial Code)

	Annual surplus	Item 20
+	Depreciation	Item 7a

(1)

If and as far as the individual financial statements of the Company are not prepared according to HGB (German Commercial Code) standards, then a pro forma transfer shall be done using the accounting policies and valuation methods based on commercial law.

+	Taxes on income and revenue	Item 18
+	Extraordinary expenses	Item 16
-	Extraordinary revenue	Item 15
+	Interest and similar expenses	Item 13
-	Other interest and similar revenue	Item 11
-

Revenue in connection with the sale of assets which are not necessary for the operation as well as EBITDA contributions of these assets which are not necessary for the operation in the respective fiscal year

+	Expenses in connection with the sale of assets which are not necessary for the operation
=	EBITDA

If the already audited and approved individual / consolidated financial statements of the Company is available, the determinations in this individual / consolidated financial statements for the calculation of the calculation of the EBITDA are binding, unless the Parties have agreed on a different assessment for the determination of the market value.

2.                                      The EBITDA will be multiplied with the factor 5.5 and provides the Enterprise Value of the Company.

3.                                      The following financial liabilities will be deducted from the Enterprise Value and consist of:

–	Interest-bearing liabilities vis-à-vis credit institutions, companies or other third parties
–

Liabilities vis-à-vis affiliated companies (BASC and affiliated companies of BASC or Bruker Corporation in terms of §§ 15 et seq. AktG (German Stock Corporation Act)) - for verification: the company loan of BASC in the amount of EUR 1,560,000 remains unconsidered.

–	Liabilities, for which BASC and affiliated companies of BASC or Bruker Corporation in terms of §§ 15 et seq. AktG (German Stock Corporation Act) have provided securities
–	Liabilities from finance leasing
–	Liabilities vis-à-vis suppliers, which are long-term in nature (i.e. which have a payment term of more than 89 days)
–	Pension liabilities, which are to be determined according to IAS 19 (IAS as of June 2007)
–	Decided, but not yet made, payments of dividends and equity repayments
–	Liabilities or cash effect from factoring companies (genuine and bogus)
–	notes payable
=	Financial liabilities

Added are the consolidated financial assets per the cut-off date consisting of:

+	lending to affiliated companies
+	lending to participations
+	marketable securities
+	other securities
+	cash, federal bank balances and balances at credit institution

+	checks, if they are credited within four (4) weeks after the cut-off date
+	cash value of accounts receivable from pay-outs of investment grants and investment subsidies
=	Financial assets

4.                                      In addition, the balance resulting from financial liabilities and financial assets shall be adjusted by the amount by which the net current assets at the cut-off date deviates from the amount of the average net current assets on the respective last calendar day of all months of the 12-month-period ending on the cut-off date. Falling below the average net current assets leads to an increase of the net financial liabilities corresponding to the amount of difference (reduction of the equity value), and exceeding the average net current assets leads to a reduction of the net financial liabilities corresponding to the amount of difference (increase of the equity value).

The net current assets result from the balance from (i) the sum of the positions referenced in § 266 para. 2 B I no. 1 through no. 4 and II no. 1 through 3 HGB (German Commercial Code) minus (ii) the sum of the positions referenced in § 266 para. 3 C no. 3 (received down payments), no. 4 as well as no. 6 and 7 HGB (German Commercial Code), if these originate from deliveries and services.

The Enterprise Value adjusted pursuant to Section 3 by the net financial liabilities (financial liabilities minus financial assets and after increases or decreases in regard to the net current assets pursuant to Section 4) of the group per the cut-off date is the equity value (= market value).

Exhibit 1.3

Loan Agreement (BASC Company loan)

[None.]

Exhibit 2.2(a)

Capital

	Interest	Interest in Company (calculated	Total capital
	in GbR	down)	in GbR
	(in %)	(in %)	(in EUR)
Total (Company)	100.00	45.00	360,100
BASC	0.0003	0.0001	100
Manager
Dr. Michael Peiniger	39.50	17.78	142,200
Dr. Hans Udo Klein	17.00	7.65	61,200
Hans-Peter Vogel	11.40	5.13	41,040
Dr. Christian Piel	8.60	3.87	30,960
Dr. Michael Pekeler	8.60	3.87	30,960
Stafan Bauer	8.60	3.87	30,960
Wolfgang Diete	6.30	2.84	22,680
Managers total	99.9997	44.999	360,000

Exhibit 2.2(b)

Trust Agreement

AGREEMENT

ABOUT THE

ESTABLISHMENT OF A TRUST ACCOUNT

between

(1)           RI Research Instruments Manager GbR

c/o Rüggeberger Strasse 94

58256 Ennepetal

- hereinafter also referred to as “Trustor” -

(2)           Bruker Advanced Supercon, Inc.

40 Manning Road,

Billerica, MA 01821, USA,

- hereinafter also referred to as “BASC” -

(3)           Westend Treuhand GmbH

Barckhausstrasse 12

60325 Frankfurt am Main

- hereinafter also referred to as “Trustee” -

- Trustor, BASC and Trustee are hereinafter also referred to individually as “Party” or collectively as “Parties” -

RECITALS:

A.                                   WHEREAS, the Trustor intends to participate in RI Research Instruments GmbH (the “Company”), registered in the commercial register of the Hanau district court under HRB 92644, by way of a capital increase after it has acquired certain assets of ACCEL Instruments GmbH, Cologne, which are part of its Research Instruments Business by way of an Asset Deal (“Transaction I”). To this end, the share capital of the Company shall be increased by BASC, its current sole Shareholder, from EUR 25,000.00 by EUR 415,000.00 to EUR 440,000.00. After the execution of Transaction I BASC intends to resell a partial area of the Research Instruments Business to Bruker Advanced Supercon GmbH.

B.                                     WHEREAS, following this resale BASC intends to give shares of 45% of the Company’s share capital indirectly through the Trustor to certain executives (the “Transaction II” and collectively with Transaction I the “Transaction”). For this purpose, the share capital of the Company shall be increased from EUR 440,000.00 to EUR 800,000.00. The newly issued shares shall then all be taken over by the Trustor.

C.                                     WHEREAS, pursuant to § 2 of the Shareholder’s Agreement between the Trustor, BASC and the Managers or the Managing Vehicles, respectively (the “Shareholder’s Agreement”), which is yet to be concluded, the capital to be contributed by the executives (but not by BASC) in the amount of EUR 360,000.00 in total (hereinafter the “capital amount”) is to be paid into an trust account for the financial support of the Trustor. This account is held in trust by the Trustee for the Trustor.

D.                                    WHEREAS, the Trustee is willing to act as Trustee and to manage the trust account pursuant to the provisions of this Agreement and to pay out the capital amount according to this Agreement.

On this basis, the Parties agree as follows:

2

1.             Trustee

The Trustor and BASC hereby commission the Trustee to hold the capital amount in trust according to the following stipulations for the Trustor and to pay it out according to Section 3. The Trustee hereby accepts this trust assignment.

2.             Trust account

2.1           The Trustee has set up the following trust account as an escrow account:

[**]

The Trustee shall send the Trustor and BASC a copy of the set-up documents upon request.

2.2           The Trustor shall ensure that Managers or the Managing Vehicles, respectively, transfer the capital amount today to the trust account. The Trustee shall acknowledge the receipt of the capital amount on the trust account to the Trustor and BASC in writing without undue delay.

2.3           The Trustee shall not invest the capital amount. The capital amount shall bear no interest.

2.4           The Trustee shall inform the Trustor and BASC about any changes in regard to the status of the trust account by way of transmission of the corresponding account statements.

2.5           The Trustee shall manage the trust account for the Trustor in accordance with the conditions of this Agreement. The Trustor shall provide the Trustee

3

with all necessary information for the administration of the trust account.

2.6           Modifications to this Agreement may only be made with consent of BASC.

3.             Dispositions from the trust account / dissolution of the trust account

3.1           Subject to the stipulations in Section 5.3 the Trustee shall only make dispositions from the trust account insofar (i) as he has received a mutually written instruction from the Trustor and BASC in this regard or (ii) if the Trustor or BASC present the Trustee with the copy of a temporarily enforceable court decision which orders the Trustor or BASC to give the payout instruction to the Trustee, and the trust account has sufficient coverage. The Trustor and BASC undertake to give their instructions without undue delay and in accordance with stipulations of the Shareholder’s Agreement as well as this Agreement.

3.2           Immediately after the closing of the trust account the Trustee shall dissolve it.

3.3           If and as far as the Trustor and BASC do not issue other mutually written instructions to the Trustee, the Trustee shall make dispositions of the trust account in such a way that the Trustor bears the costs incurred with the disposition and shall invoice those according to Section 4.1.

4.             Compensation, liability of the Trustee

4.1           The Trustee shall receive compensation for his work as Trustee in the amount of EUR 500.00 plus costs (bank charges including the costs for the dissolution of the trust account) from statutory sales tax.

4.2           Any liability of the Trustee is, as far as legally permissible, limited to intent and gross negligence.

4

4.3           The Trustee may in good faith rely on instructions or signatures, as far as he deems these instructions or signatures as real and authentic.

5.            Termination of the trust relationship

5.1           The Trustee may resign from his function as Trustee at any time by written notice. However, the resignation shall only become effective, if the Trustor and BASC mutually appoint one or several successors and have informed the Trustee about this in writing.

5.2           The Trustor and BASC may recall the Trustee any time by way of a joint declaration. The recall shall however only become effective if the Trustor and BASC mutually appoint one or several successors and have informed the Trustee about this in writing.

5.3           In the cases of the above Sections 5.1 and 5.2, the Trustee shall dissolve the trust account without undue delay and transfer the balance resulting after the dissolution on the trust account without undue delay to the trust account established by the successor(s).

5.4           The trust relation and this contract shall end without a cancellation being necessary for the closing and dissolution of the trust account.

6.             Notifications

6.1           All declarations of intent in connection with this Agreement and notifications by the Trustor shall be made by its Managing Shareholder. All declarations of intent in connection with this Agreement and notifications by the other Shareholders shall also be addressed to the Managing Shareholder. Currently the Managing Shareholder is:

Name:             Dr. Michael Peiniger

5

Address:	Rüggeberger Strasse 94
58256 Ennepetal
Fax:	+49 (0) 2333 / 544 028

A change in the person of the Managing Shareholder is only relevant vis-à-vis the other Parties, if the Trustor announced this in writing and it was confirmed by BASC in writing vis-à-vis the Trustor.

6.2           All declarations of intent and notifications to BASC in connection with this Agreement are to be addressed to:

Bruker Advanced Supercon, Inc.

Attn.: Brukhard Prause, CEO

40 Manning Road

Billerica, MA 01821, USA

Fax: +1 (978) 901-7551

6.3           Declarations of intent or notifications to be made vis-à-vis the Trustee are to be addressed to:

RI Research Instruments Manager GbR

Address:	Rüggeberger Strasse 94
58256 Ennepetal
Fax:	+49 (0) 2333 / 88 605

7.             Final provisions

7.1           If and as far as this Agreement requires written declarations, transmission via facsimile shall be deemed sufficient.

7.2           Otherwise, the stipulations of § 20 of the Shareholder’s Agreement shall apply mutatis mutandis.

6

, date

Trustor, represented by Dr. Michael Peiniger

, date

Bruker Advanced Supercon, Inc., represented by Dr. Burkhard Prause

, date

Trustee

7

Exhibit 5.1

Partnership Agreement of RI Research Instruments GmbH

Partnership Agreement

of

RI Research Instruments GmbH

TABLE OF CONTENT

§	1	Company Name and Registered Office	2
§	2	Purpose of the Business	2
§	3	Share Capital and Initial Contributions	2
§	4	Term of the Company and Fiscal year	3
§	5	Management	3
§	6	Representation the Company	3
§	7	Advisory Board	4
§	8	Shareholders’ Meeting	5
§	9	Shareholders’ Resolutions	7
§	10	Disposal of Shares	8
§	11	Purchase Rights and Preemptive Right	8
§	12	Redemption of Shares	11
§	13	Compensation for Redemption	12
§	14	Annual Financial Statements and Allocation of Profits	13
§	15	Non-compete Clause	14
§	16	Secrecy	14
§	17	Announcements	15
§	18	Final Provisions	15
§	19	Costs of Formation	16

§ 1

Company Name and Registered Office

(1)           The Company is a Company with limited liability under the corporate name

RI Research Instruments GmbH (“Company”).

(2)           According to the Articles of Association, the Company has its registered office in [Hanau]. The administration is also located in [Hanau].

§2

Purpose of the Business

(1)           Purpose of the business is the development, the project planning, the production and the distribution of superconducting cavities for radio frequency accelerators as well as of components and vacuum components for X-ray analysis as well as of other instruments, in particular of research equipment and other physical / technical installations, systems and components for research, industry and other applications in the world market.

(2)           The Company shall be entitled to conduct any transactions and to take any measures which are connected to the purpose of the business pursuant to paragraph (1) or are suitable to serve it directly or indirectly. It may open and close branch offices domestically and in foreign countries, establish subsidiaries and acquire the same type or similar businesses, participate in them or take over their representation or management. The Company may also take over the position as a personally liable Shareholder.

§3

Share Capital and Initial Contributions

The share capital of the Company equals EUR [800,000.00] (in words: Euro [eight hundred thousand]).

2

§ 4

Term of the Company and Fiscal year

(1)           The Company shall be established for an indefinite time.

(2)           The fiscal year the Company is the calendar year.

§ 5

Management

(1)           The Company shall have one single or several managing directors.

(2)           The determination of the number of managing directors as well as the conclusion, the change and the termination of the employment agreements of the managing directors shall be handled by the Advisory Board. The nomination and recall as a body of the Company shall be handled by the Shareholders’ Meeting.

(3)           The managing directors are obligated to manage the Company’s transactions in compliance with the law, with this Partnership Agreement, with the resolutions of the Shareholders’ Meeting as well as with Rules of Procedure established by the Shareholders’ Meeting for the management.

(4)           The Shareholders’ Meeting shall establish Rules of Procedure for the management. To this end, the Rules of Procedure shall stipulate an approval requirement for the Advisory Board for certain listed management measures. Should the Advisory Board not have a quorum in regard to a resolution item, then the consent of the Advisory Board shall be replaced by the consent of the Shareholders’ Meeting.

§ 6

Representation of the Company

(1)           If only one single managing director is appointed, then he shall represent the Company alone. If several managing directors are appointed, then the Company shall be represented by two managing director jointly or by one single managing director jointly with a person with power of procuration (Prokurist).

3

(2)           A resolution of the Shareholders’ Meeting may grant all or individual managing directors the authority to represent the Company alone. All or individual managing directors may be released from the restrictions of § 181 (German Civil Code) by a resolution of the Shareholders’ Meeting.

§ 7

Advisory Board

(1)           The Company shall have an Advisory Board. The Advisory Board shall consist of three members which shall be elected by the Shareholders’ Meeting for a term of two years.

(2)           The Advisory Board shall elect from among its members with simple majority a chairman and its deputy for the duration of the term. The meetings of the Advisory Board shall be called by the Chairman, in the event that he is prevented from so doing, by his deputy, informing in writing about the items on the agenda within a period of one week. The calling via email or facsimile shall be sufficient for the written form requirement. In urgent cases, the Chairman shall be able to abbreviate the period and to convene the meeting verbally or via telephone.

(3)           The Advisory Board shall counsel and supervise the Management. It shall fulfill the responsibilities given to it in this Partnership Agreement and in the Rules of Procedure for the Management. In particular, the Advisory Board shall be entitled to instruct the Management.

(4)           The Advisory Board shall meet as necessary, however, at least once a quarter. The Advisory Board has a quorum, if the majority of its members is present or represented. The representation of an Advisory Board Member shall only be possible by another Advisory Board Member. The Advisory Board shall decide with simple majority of the present or represented members. In case of instructions to managing members, a unanimous resolution by the Advisory Board shall be necessary. Abstentions shall always be regarded as rejection.

(5)           Resolutions may also be made outside of a meeting if no Advisory Board Member objects.

(6)           All Advisory Board Members must have the skill and experience to duly fulfill the responsibilities transferred to the Advisory Board. The Advisory Board Members shall not be bound to instructions of individual Shareholders or of the majority of the Shareholders.

4

In their decisions they shall be guided by the welfare of the Company in compliance with the law and the Partnership Agreement. Persons, who are managing directors of the Company, cannot be elected members of the Advisory Board. The Advisory Board Members shall maintain silence about confidential information and secrets of the Company, which are disclosed to them due to their work in the Advisory Board. The Shareholders’ Meeting may decide on exceptions.

(7)           In addition to reimbursement of their expenses the members of the Advisory Board shall receive an annual remuneration which shall be determined by a resolution of the Shareholders’ Meeting.

(8)           § 52 GmbHG (German Limited Liability Company Law) shall not apply.

§ 8

Shareholders’ Meeting

(1)           Shareholders’ Meetings shall be called by the managing director; for this purpose the convocation by one single managing director shall be sufficient. On demand of an Advisory Board Member or Shareholders, whose shares solely or jointly equal at least one tenth of the nominal capital, the managing directors are without undue delay obligated to call a Shareholders’ Meeting.

(2)           The convocation shall take place by way of a certified letter to each Shareholder informing about the place, date, time and agenda within a period of at least 2 weeks; in urgent cases the period may be reasonably abbreviated up to a period of one week. In these cases the agenda may be sent out afterwards, if it is received by the Shareholders at the latest three bank working days before the day of the Shareholders’ Meeting. The Advisory Board Members shall also be invited to the Shareholders’ Meetings.

(3)           The Shareholders’ Meetings shall take place at the registered office of the Company or at any random place within Germany with an official number of residents of more than 75,000. If all Shareholders consent, the Shareholders’ Meeting may also take place at a place outside Germany.

(4)           A Shareholder may be represented in the Shareholders’ Meeting by another Shareholder or by a third party, who is due to its profession obligated to secrecy,

5

who must be an auditor, a certified accountant, an attorney or tax consultant. If the Shareholder is a legal entity or commercial partnership, it may be represented by one of its employees or by an employee of an affiliated company of this Shareholder in terms of §§ 15 et seq. AktG (German Stock Corporation Act). The representative shall present a written power of attorney at the beginning of the Shareholders’ Meeting; a facsimile shall be sufficient for this purpose. Each Shareholder is entitled to seek the advice of an auditor, a certified accountant, an attorney or tax consultant, who is due to his profession obligated to secrecy.

(5)           The Shareholders’ Meeting shall be chaired by the present or represented Shareholder with the largest participation. In case of equal interests in the Company, the Shareholders’ Meeting shall elect a Chairman of the Meeting under the guidance of the managing director, in case of several managing directors under the guidance of the Chairman of the Advisory Board.

(6)           If no notarial transcript is recorded about the negotiations of the Shareholders’ Meeting, then minutes shall be taken regarding the course of the Meeting for evidence purposes, stating in particular the place and date of the Meeting, the participants, the agenda items, the determinations of the Chairman of the Meeting in regard to the formalities of the convocation and the quorum, all motions, results of voting as well as the resolutions made by the Shareholders. The minutes are to be signed by the Chairman of the Meeting. A copy of the minutes shall be sent to each Shareholder within four weeks after the Shareholders’ Meeting.

(7)           The Shareholders’ Meeting shall have a quorum, if all Shareholders have been duly invited and at least 50 % of the existing nominal capital is present or duly represented. If a Shareholders’ Meeting has no quorum, then a new Shareholders’ Meeting shall be called without undue delay with the same agenda in compliance with paragraph (2). For this purpose, shortening of the convocation period is permitted. This meeting shall have a quorum regardless of the represented share capital if this was pointed out in the convocation.

(8)           The Shareholders’ Meeting may even issue instructions to the management if an Advisory Board is in place.

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§ 9

Shareholders’ Resolutions

(1)           Shareholders’ resolutions shall be made with the simple majority of the casted votes, unless mandatory legal provisions or this Partnership Agreement provide for a different majority. Abstentions shall always be regarded as rejection.

(2)           Votes shall be casted according to shares. Each EUR 1.00 of a share grants one vote.

(3)           The following resolutions shall require a majority of 75 % of the casted votes - subject to deviating mandatory legal provisions:

a)         Disposals and encumbrances of shares or portions of shares, the granting or modification of a sub-participation as well as the establishment or modification of trust relations;

b)         Modifications of the Partnership Agreement;

c)         Adoption of the annual financial statements and resolution about the allocation of the balance sheet profit;

d)         Changes to the amount of the nominal capital of the Company;

e)         Liquidation of the Company;

f)          Issuance, modification and cancellation of the Rules of Procedure for the Management as well as the Rules of Procedure for the Advisory Board;

g)         Election and recall of Advisory Board Members;

h)         Nomination and recall of managing directors.

(4)           If mandatory legal provisions do not preclude it and with the consent of all Shareholders, resolutions may also be made without compliance with the legal provisions and those in the Partnership Agreement regarding the convocation and announcement of Shareholders’ Meetings as well as outside of Shareholders’ Meetings and additionally in any form, even by way of telecommunication,

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in particular via email, and also in mixed form. Abstentions shall be deemed as counter votes for the determination of the result of the resolution; conversely, the participation in the resolution shall be deemed as consent to the selected form of the resolution. Resolutions made outside of a Shareholders’ Meeting shall be recorded in written minutes, for which § 8 paragraph (6) shall apply mutatis mutandis with the provision that the minutes shall be signed by the Shareholder with the largest interest held who participates in the resolution, if no Chairman of the Meeting is present and in which also the type and manner of the individual vote castings shall be reflected.

(5)           Shareholders’ resolutions may only be challenged within one month after receipt of the minutes according to § 8 paragraph (6) or notarial certification of the Shareholders’ resolution.

(6)           § 47 para. 4 GmbHG (German Limited Liability Company Law) shall be excluded to the widest extend possible.

§ 10

Disposals of Shares

(1)           Disposals and encumbrances of shares or portions of shares require the prior written consent of the Shareholders’ Meeting with a majority of 75 % of the casted votes. The same shall apply for the granting or modification of an usufruct or a sub-participation, the establishment of modification of trust relations and the pledging of shares or of portions of shares.

(2)           Para. 1 shall not apply, if the disposal or the encumbrance of the share or the granting or modification of the rights referenced in para. 1 rights occurs for the benefit of a company affiliated with Bruker Advanced Supercon, Inc. or Bruker Corporation in terms of §§ 15 et seq. AktG (German Stock Corporation Act).

§ 11

Purchase Rights and Preemptive Right

(1)           If a Shareholder intends to sell one or several shares held by him or a portion of a share (hereinafter “interest”) to a third party

8

who is not a Shareholder, then the other Shareholders shall have a purchase right pursuant to the following provisions:

(2)           The Shareholder who wants to sell his interest shall inform the other Shareholders about his intention to sell without undue delay in writing.

(3)           Any Shareholder shall have the right to acquire the interest for the purchase price to be determined pursuant to paragraph (8) and may exercise the purchase right within two weeks as of receipt of the offer letter by way of a written declaration to the Shareholder who is willing to sell while transmitting a copy of the exercise declaration to the Company.

(4)           The purchase right may only be exercised for the complete offered interest. If several Shareholders exercise their purchase right, then the purchase right of the Shareholders shall be deemed exercised in the proportion of their prior interest - unless the Shareholders who are willing to purchase agree otherwise in writing. Fractional amounts that cannot be divided shall fall to the highest share.

(5)           The sale and the assignment of the interest shall take place in the form required for the effectiveness of the two legal transactions within four weeks after the exercise of the purchase right, at the earliest however two weeks after the existence of the binding purchase price pursuant to paragraph (8). The purchase and sales agreement shall include such legal guarantees that are common in legal relations.

(6)           Should the purchase right not be exercised effectively (1st alt.) or if after the exercise of the purchase right the person entitled to purchase does not participate in the sale and the assignment of the interest in due time (2nd alt.), the Shareholder who is willing to sell shall be entitled to sell the interest within a period of six months after the expiration of the four-week period pursuant to paragraph (5) to a third party.

(7)           If the Shareholder sells his interest pursuant to paragraph (6) (1st alt.) to a third party, then the other Shareholders shall have a preemptive right in regard to the interest for which §§ 463 et seq. (German Civil Code) shall apply mutatis mutandis with the exception of § 468 para. 1 (German Civil Code) and § 469 para. 2 (German Civil Code) with the stipulation that the offer letter shall be accompanied by a notarial copy of the purchase and sales agreement and that the preemptive right shall be exercised within the period of paragraph (3).

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(8)           The preemptive right shall be exercised with economic effect to the end of the last closed fiscal year at the time of the exercise of the preemptive right. To this end, the purchase price for the interest shall result from the business value which proportionally applies to the interest at the end of the relevant fiscal year. The audited annual financial statements of the relevant fiscal year shall be used for the determination of the business value. At this, the business value shall be the amount, by which the transaction value exceeds the net financial liabilities. The transaction value of the Company shall be calculated on the basis of the EBITDA of the Company multiplied by the factor four (4). The determination of the EBITDA and the net financial liabilities is based on the procedure described in Exhibit 11.8.

(9)           If the Shareholder who intends to sell and the Shareholders who have effectively exercised the purchase right cannot agree within the period in paragraph (5) on the purchase price for the interest which is to be determined according to paragraph (8), then the last commissioned Company’s auditor shall decide upon request of even one Shareholder. Before the final determination of the purchase price by the auditor, he shall give the Shareholder who intends to sell and the Shareholders who have effectively exercised the purchase right the opportunity to provide written statements and to hear them jointly upon request of one Shareholder. Objections by the Shareholders against the amount of the settlement decided by the auditor may only be brought with the allegation that the determination by the auditor was obviously made arbitrarily. The Shareholders shall bear the prorated costs of the auditor.

(10)         For the time between the exercise of the purchase right and the conclusion of the purchase and sales agreement regarding the interest, the Shareholder who is willing to sell shall be obligated to hold the interest in trust for the Shareholders who have effectively exercised the purchase right - if this is permitted by law.

(11)         If the offered interest is sold based of the purchase rights or preemptive right to a single or several holders of purchase rights or preemptive rights, the Shareholders shall be obligated to give their consent for the assignment required pursuant to § 10 paragraph (I) of the Partnership Agreement. If both the purchase rights and the preemptive right are not exercised or are not exercised duly, the Shareholders shall be obligated to give their consent for the assignment required pursuant to § 10 paragraph (I) of the Partnership Agreement.

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(12)         The sale of one or several shares or of a portion of a share to third parties shall be allowed without compliance to the procedure pursuant to this § 11, if all Shareholders agree in writing.

§ 12

Redemption of Shares

(1)           The redemption of shares shall be permitted at any time with the consent of the concerned Shareholder.

(2)           The redemption of a share shall also be permitted without the consent of the concerned Shareholder, if

a)             the share has been seized by a creditor of the Shareholder or is under a levy of execution in another way, and if the execution measure will not be cancelled within a month as of the beginning of this measure, at the latest however until the realization of the share;

b)            insolvency proceedings have been opened in a legally binding manner into the assets of the Shareholder, or are rejected due to a lack of assets or if the Shareholder has to declare the accuracy of his list of assets on oath;

c)             if important reasons are present in the person of the Shareholder, which justify his exclusion analogous to §§ 140, 133 HGB (German Commercial Code).

(3)           The redemption shall be decided by the Shareholders’ Meeting within three months after the Company obtains knowledge of the circumstances on which the redemption is based. The concerned Shareholder shall have no voting right in the vote. Each Shareholder shall be entitled to inform the concerned Shareholder about the resolution or to demand a corresponding statement by the managing director(s) of the Company. A separate declaration of the redemption by a non-concerned Shareholder or the management shall be dispensable, if the concerned Shareholder is present at the time of the voting.

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(4)           The concerned Shareholder shall withdraw from the Company with the Shareholders’ resolution, which orders the redemption of the share or the shares, independent of the payment of the settlement pursuant to § 14.

(5)           The Company’s own, fully paid shares may be redeemed at any time by way of a Shareholders’ resolution.

§13

Compensation for Redemption

(1)           The redemption shall take place against compensation (compensation for redemption), which settles all claims of the withdrawing Shareholder against the Company assets, including silent reserves, business and transaction value as well as pending transactions and future profits of the Company. The amount of the compensation for redemption equals 70% (in words: seventy percent) of the business value prorated for the redeemed share.

(2)           The business value of the Company is calculated according to § 11 para. (8). If not all Shareholders reach an agreement within one week after the redemption resolution in regard to the amount of the compensation for the redemption, then it shall be bindingly determined in accordance with § 11 para. (8) by the latest commissioned auditor of the Company. Before the final determination of the compensation for the redemption by the auditor, he shall give the Company and each Shareholder, even the Shareholder whose share shall be redeemed, the opportunity to provide written statements and to hear them jointly upon request of one Shareholder. Objections by the Company or the Shareholders against the amount of the compensation for the redemption decided by the auditor may only be brought with the allegation that the determination by the auditor was obviously made arbitrarily.

(3)           The compensation for redemption shall be paid in three equal installments by the Company. The first installment shall be due and payable six months after receipt of the redemption declaration by management or a non-concerned Shareholder, at the earliest however four months after determination and notification of the binding market value by the auditor. The additional installments shall become due and payable in each case twelve months after the prior installment. The respective outstanding compensation amount shall bear interest as of the day of the redemption resolution with an annual rate of 1 percentage point above the respective base interest rate of the European Central Bank. The interest shall be paid in arrears in

12

each case together with the installments. The Company shall be entitled at any time to pay the redemption compensation early. This shall not entitle the withdrawing Shareholder to compensation of the interest payments which are lost due to the early payment.

(4)           The withdrawing Shareholder shall not be entitled to demand a security payment.

(5)           As far as and as long as payments would violate § 30 para. 1 GmbHG (German Limited Liability Company Law), the payment of the main obligation shall be deferred and the agreed interest rate paid.

§ 14

Annual Financial Statements and Allocation of Profits

(1)           The annual financial statement with notes in the statutory required form and - if required by law - the management report for the past fiscal year shall be prepared by the managing directors within the statutory periods and, as far as an audit is required by law or by a resolution of the Shareholders’ Meeting, shall be presented to the auditors for review.

(2)           The managing directors shall provide all Shareholders with the annual financial statement with notes, a management report, if any, and an audit report by the auditors, if any, without undue delay after completion together with their proposal for the allocation of profits.

(3)           The Shareholders’ Meeting shall decide within the statutory period about the adoption of the annual statement and the allocation of profits.

§ 15

Non-compete Clause

(1)           The Shareholders are forbidden to compete directly or indirectly in the area of the business purpose defined in § 2 of this Partnership Agreement as well as the actually performed business purpose or to participate directly or indirectly in a competing business or to work for such.

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(2)           In individual cases, the Shareholders’ Meeting may release a Shareholder by way of a resolution to be made with simple majority from the non-compete clause of para. 1.

(3)           Para. 1 shall not apply for Bruker Advanced Supercon, Inc. (BASC) in regard to all transactions conducted or planned at the time of the conclusion of this contract by BASC and by affiliated companies of BASC in terms of §§ 15 et seq. AktG (German Stock Corporation Act) as well as for such future transactions and activities in which the Company at the time when BASC or a company affiliated with BASC in terms of §§ 15 et seq. AktG (German Stock Corporation Act) is not (yet) itself active, in particular not for any business activities of Bruker Advanced Supercon GmbH (previously Mainsee 615. V V GmbH, Frankfurt am Main) which shall take over the business areas of the Company. Any current and future activities and interests of Bruker Corporation or of companies affiliated with it in terms of §§ 15 et seq. AktG (German Stock Corporation Act) with the exception of BASC shall be excluded from this non-compete clause and may at any time be transferred to BASC or companies affiliated with it in terms of §§ 15 et seq. AktG (German Stock Corporation Act). This release shall also apply for legal successors of BASC, which have taken over their shares entirely or partially.

(4)           For each instance of violation against the non-compete clause a contractual penalty shall be paid to the Company in the amount of EUR 50,000.00. The other contractual and legal rights, in particular compensation claims, shall remain unaffected.

§ 16

Secrecy

(1)           The Shareholders shall be obligated to keep the strictest confidence vis-à-vis third parties regarding all confidential issues of the Company and its affiliated companies, unless they are obligated to disclosure based on mandatory legal provisions or disclosure is necessary vis-à-vis an auditor, a certified accountant, attorney or tax consultant, who is due to his profession obligated to secrecy to protect their own reasonable interests. This obligation to secrecy shall survive even after withdrawal from the Company.

(2)           Paragraph (1) shall not apply if information is disclosed to an auditor, a certified accountant, attorney or tax consultant, who is due to his profession obligated to

14

secrecy as well as for disclosure of information to employees of BASC and to companies affiliated with BASC or Bruker Corporation in terms of §§ 15 et seq. AktG (German Stock Corporation Act) and their employees.

(3)           The Shareholders’ Meeting may release a Shareholder from the obligations in paragraph (1) in individual cases by way of a resolution. The concerned Shareholder shall have no voting right in the vote.

§17

Announcements

Announcements by the Company shall only take place in the electronic version of the Federal Gazette for the Federal Republic of Germany.

§ 18

Final Provisions

(1)           Should individual provisions of this Partnership Agreement be or become invalid, in whole or in part, or should there be a gap in this Partnership Agreement, the validity of the other provisions shall not be effected thereby. Instead of the invalid provision, the Parties agree to recognize and give effect to a valid and enforceable provision which corresponds as closely as possible with the commercial intent of the Parties. In case of a gap, the Parties shall agree on such a provision which would have been stipulated according to its aim and purpose, if the issue would have been considered from the start.

(2)           Agreements of the Shareholders in regard to the involvement of the company shall require the written form, unless notarial form is required. This shall also apply for the waiver of the compliance with this form requirement.

§ 19

Costs of Formation

All costs related to the formation shall be borne by FORATIS AG.

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Exhibit 5.2

Rules of Procedure

for the

Management

of

RI Research Instruments GmbH

Table of Contents

§ 1 Management	3
§ 2 Meetings and Resolutions	4
§ 3 Business Plan and Management Measures Requiring Consent	4
§ 4 Rights and Obligations of Information	7
§ 5 Absence of Management Members	8
§ 6 Alternative Responsibility of the Shareholders’ Meeting	8
§ 7 Final Provisions	8
§ 8 Coming into Effect	9

3

Rules of Procedure for the Management of RI Research Instruments

GmbH

With reference to § 5 para. 4 of the Partnership Agreement, the Shareholders’ Meeting of RI Research Instruments GmbH issued the following Rules of Procedure for the Management by way of a resolution as of [date]:

§1

Management

(1)           The managing directors shall manage the Company’s transactions in compliance with the care of a prudent, conscientious manager according to the law, the Partnership Agreement of the Company, these Rules of Procedure, the instructions of the Advisory Board and the Shareholders’ Meeting as well as their employment agreements.

(2)           If several managing directors are appointed, then each managing director - irrespective of the overall responsibility - shall be authorized to manage his business unit and obligated to direct it independently. In this case the business units of the individual managing directors shall be established in an Executive Organization Chart decided by the Shareholders. If several managing directors are responsible for a matter, they are obligated to manage those jointly.

(3)           If several managing directors are appointed, then the managing directors shall elect amongst themselves, on request by the Advisory Board, one managing director as Chairman of the Management Board. The responsibility of the Chairman shall be the lead handling of fundamental questions, the coordination of the work of the managing directors and the information of the Advisory Board in due time and to a sufficient extent.

(4)           If several managing directors are appointed, then the following matters shall require the joint consulting, resolution and management by all managing director:

a)             all measures that require the consent of the Advisory Board;

b)            matters, which concern the business unit of several managing directors;

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c)             other questions of fundamental and significant importance.

(5)           The managing directors shall be obligated to cooperate trustfully. They shall work as colleagues for the benefit of the Company and inform each other on an ongoing basis about all important measures and events in their business units.

§ 2

Meetings and Resolutions

1)            If several managing directors are appointed, then these as a rule make resolutions in meetings, which shall take place once a week and shall be called and directed by the Chairman of the Management Board. A record shall be kept which is to be signed by the Chairman. Resolutions may also be made outside of meetings.

The managing directors may decide by way of a unanimous resolution of all managing directors that until even one (also future) managing director demands the contrary, the above requirements may be deviated from in part or as a whole (e.g. that no records shall be kept or that no meetings shall take place on a regular basis). The Advisory Board shall be informed of a corresponding resolution without undue delay and may object to this resolution at any time so that the above requirements stay in place or are to be observed again.

(2)           In case of para. 1 the Management shall have a quorum, if at least 2 managing directors participate in the resolution. Written, faxed, electronic or voting via telephone shall be permittable.

(3)           Each Advisory Board Member shall be entitled to participate in meetings of the Management.

§3

Business Plan and Management Measures Requiring Consent

(1)           Each year the Management shall compile a business plan for the respective upcoming fiscal year (sales, earnings, personnel, investment, liquidity and financing plan), which shall be submitted to the Advisory Board until at the latest ten (10) weeks before the beginning of the concerned fiscal year. The business plan shall require the consent of the Advisory Board.

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(2)           The following transactions or measures of the Company’s management shall require the prior consent of the Advisory Board:

a)             Investments, which are not planned in the approved financial and investment plan and exceed an amount of EUR 100,000.00;

b)            Establishment and closing of branch offices and business premises;

c)             Taking up new as well as the complete or partial closing of existing business areas;

d)            Acquisition, sale, encumbrance and modifications of interests in other businesses, real properties and rights equivalent to properties (including the obligation to make such disposals) as well as the conclusion, modification and termination of control agreements, profit and loss transfer agreements, business lease and takeover agreements with other businesses;

e)             Taking up and granting of loans outside of the ordinary course of business as well as granting of securities including the provision of sureties and the establishment of a chattel mortgage, the takeover of guarantees or other liabilities for third parties, which exceed the ordinary course of business (not included are bank guarantees for the benefit of customers and suppliers);

f)             Conclusion, modification and termination of employment and service agreements with an annual remuneration of more than EUR 70,000.00 gross or in which the termination period is more than 7 months as well as the conclusion or the modification of settlement agreements with leaving employees or staff members as well as the conclusion or the modification of social plans and reconciliation of interests;

g)            Participation of employees or staff members in profit, sales or assets of the Company or granting of bonuses to employees;

h)            Introduction or modification of a general corporate pension regulation as well as the conclusion, the modification or the termination of pension agreements or other retirement obligations or pension commitments with individual employees or staff members;

i)              Granting and revocation of powers of procuration and unlimited powers of attorney;

j)              Exchange transactions, forward transactions as well as hedging, derivative, options and currency transactions;

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k)             Conclusion of tenancy, rental, leasing agreements or other long-term obligation agreements, which obligate the Company for more than one year and cause obligations of the Company of more than EUR 100,000.00 per year in the individual case;

l)              Conclusion, modification or termination of contracts for the acquisition or the sale of intellectual property rights, proprietary rights or know-how as well as of contracts for the acquisition or the surrender of rights of use in such rights, regardless if the Company appears as licensor or licensee;

m)            Entering into legal disputes as the plaintiff as well as the conclusion of settlements in legal disputes as the plaintiff or the defendant with a disputed value of more than EUR 100,000.00 in each case;

n)            Conclusion, modification and termination of contracts with Shareholders of Manager GbR or persons who are close to these Shareholders;

o)            Conclusion, modification or termination of individual transactions which (aa) make up more than 25 % of the transaction volume to be determined according to the business plan for the respective fiscal year, (bb) have a total value (without value added tax) of more than EUR 3.5 million, (cc) from the onset lead to a balancing of impending losses with proper accounting or (dd) which have a high economic risk.

If and as far as transactions pursuant to a) through m), but not j), n) and o), which in general require the consent of the Advisory Board, are already explicitly included in the business plan of the concerned year, the conclusion of these transactions shall not be subject to an obligation for consent, unless the transactions deviate by more than 5 % from the assumption on which the business plan was based. If and as far as the Company has subsidiaries, the management shall be obligated to ensure that the above measures shall also require the consent by the Advisory Board if they are to be executed by a subsidiary.

(3)           The Advisory Board may make further transactions dependent on its consent. The Advisory Board may give its revocable consent in advance to a certain group of transaction in general or subject to certain conditions for the individual transaction.

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§4

Rights and Obligations of Information

(1)           By request of the Shareholders’ Meeting each Management Member shall be obligated but not entitled to participate in the meetings of the Advisory Board and the Shareholders’ Meeting, unless personal matters of Management Members are handled.

(2)           The members of the management shall work together as colleagues and inform each other on an ongoing basis about their work and about significant business events. Each Management Member shall be obligated to bring about a resolution in the Shareholders’ Meeting in case of severe concerns in regard to a matter of another department, if the concerns cannot be alleviated by way of discussion with another member of the management.

(3)           The Chairman of the Management Board shall inform the Chairman of the Advisory Board independent of the reporting of the management in the Advisory Board Meetings and the Shareholders’ Meeting on a regular basis about the course of the transactions and the situation of the Company. In case of important occasions and in case of business matters which may have a significant impact on the situation of the Company, the Chairman of the Advisory Board shall report without undue delay.

If only one single managing director is appointed, then the clauses 1 and 2 shall apply to him mutatis mutandis.

§ 5

Absence of Management Members

(1)           The absence of one or several members shall not impact the functionality of the Management.

(2)           The time and duration of the absence as well as the representation within the individual departments shall be regulated by the members of the Management in mutual agreement.

(3)           If a member is only temporarily absent, fundamental decisions or organizational modifications shall, as far as possible, not be made or caused by his representative without any compelling reason.

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§ 6

Alternative Responsibility of the Shareholders’ Meeting

For times in which there is no Advisory Board at the Company or when the Advisory Board has no quorum, the Shareholders’ Meeting shall handle the responsibilities of the Advisory Board which follow from these Rules of Procedure.

§ 7

Final Provisions

(1)           Modifications and amendments to these Rules of Procedure shall be in writing; this shall also apply for a modification of this written form clause.

(2)           Should a provision of these Rules of Procedure be or become invalid, in whole or in part, the validity of the other provisions shall not be effected thereby. Should a provision of these Rules of Procedure require interpretation or amendments, in whole or in part, then an interpretation or amendment shall take place in such a way that the content and purpose of these Rules of Procedure are met in the best possible way. Should these Rules of Procedure have a gap, then clause 2 shall apply mutatis mutandis.

§8

Coming into Effect

These Rules of Procedure for the Management shall come into effect on                            2009.

, 2009

Advisory Board Member	Advisory Board Member

Advisory Board Member

9

Acknowledged:

2009

Dr. Michael Peiniger	Dr. Burkhard Prause
Managing Director	Managing Director

10

Exhibit 5.3

Rules of Procedure for

the Advisory Board of RI Research Instruments GmbH

Pursuant to § 9 para. 3 f) of the Partnership Agreement of RI Research Instruments GmbH (the “Company”), the Shareholders’ Meeting of the Company issued the following Rules of Procedure for the Advisory Board on [•]:

§ 1

General

The Advisory Board shall perform its activities according to the legal provisions, the stipulations of the Partnership Agreement, the Rules of Procedure for the Management as well as provisions of these Rules of Procedure. Its members shall have the same rights and obligations and are not bound to instructions.

§ 2

Election of the Chairman and his Deputy

(l)                                     The Advisory Board shall elect from among its members a Chairman and a Deputy Chairman pursuant to § 7 para. 1 of the Partnership Agreement. The direction of the election shall be the responsibility of the oldest Advisory Board Member in terms of age.

(2)                                  The election shall in each case take place for the term of the elected Advisory Board Member. In case the Chairman or his Deputy retire from his function or leave the Advisory Board before the termination of the term, a reelection shall take place without undue delay.

(3)                                  The Deputy shall have the rights and obligations of the Chairman, if he is unavailable.

§ 3

Agenda

(1)                                  The Chairman of the Advisory Board shall decide about the time, place and agenda of Advisory Board Meetings and the admittance of guests.

(2)                                  Motions brought by Advisory Board Members to the Chairman at the latest 7 days before a meeting shall be put on the agenda. The Chairman of the Advisory Board shall inform all Advisory Board Members without undue delay about the motions. For this, transmission via email or fax shall be sufficient.

(3)                                  Matters or motions which are not on the agenda or about which the Advisory Board Members have not been duly informed, shall only be admitted for discussion or resolution, respectively, if no Advisory Board Member objects.

§4

Holding of Meetings; Minutes

(1)                                  The chair shall be taken by the Chairman of the Advisory Board. He shall determine the type and order of the voting.

(2)                                  Minutes shall be kept of the Advisory Board Meeting in which the place and the day of the meeting, the participants and the results of the resolution shall be established. In addition, the pertinent content of the negotiations may be recorded. The minutes shall be kept and signed by the Chairman and a copy shall be provided to all Advisory Board Members. The minutes shall be deemed approved if no member of the Advisory Board objects to the minutes within four weeks after receipt.

(3)                                  In case of a resolution outside of meetings, about which the Chairman shall decide with an announcement period (email or fax is sufficient) of at least three (3) calendar days, paragraph (2) shall apply mutatis mutandis.

§ 5

Miscellaneous

(1)                                  Modifications to these Rules of Procedure shall be in writing; this shall also apply for the modification of this clause.

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(2)                                  The Shareholders shall be informed without undue delay about modifications of the Rules of Procedure by way of transmission of the new Rules of Procedure.

(3)                                  Should individual provisions of these Rules of Procedure be or become invalid or have a gap, the validity of the other provisions shall not be effected thereby. The Advisory Board Members undertake to negotiate and agree on a replacement for possibly invalid provisions or those that have a gap in the necessary form that comes closest to the economic and legal purpose of the possibly invalid provisions or those that have a gap.

(4)                                  These Rules of Procedure shall come into effect on [•].

Place, date	Place, date

Bruker Advanced Supercon, Inc.	RI Research Instruments Manager GbR

Acknowledged:

Place, date

4

Exhibit 12.4

Definition of the EBITDA of the Company

The EBITDA (earnings before interest, taxes, depreciation and amortization) of the Company is to be calculated on the basis of compliance with the accounting policies and valuation methods of the HGB (German Commercial Code) (not IFRS or other accounting standards) and the principles of proper bookkeeping under observance of the accounting and valuation continuity of the company’s individual financial statements prepared or to be prepared at the end of the last two fiscal years before the exercise of the option (for the purpose of this Exhibit 15.7: the “cut-off date”) and under consideration of the ongoing forecasts on the basis of the adopted plans of the current fiscal year at the time of the exercise of the option.(1) The last fiscal year before the cut-off date shall be weighted with the factor 2, the fiscal year before that with the factor 1 and the forecast result with the factor 1.5. If the concerned fiscal year has less than 12 months, the EBITDA shall be determined on the basis of a pro forma financial statements of the Company for the 12-month-period ending on the cut-off date to be prepared based on one of the above-referenced principles. Only the fiscal year 2009 and the corresponding forecast shall apply before December 31, 2010.

These individual company financial statements (or pro forma individual financial statements) are also the basis for the determination of the financial liabilities and assets pursuant to Section 3 below and of the net current assets pursuant to Section 4.

If the Company is a subsidiary in terms of § 290 HGB (German Commercial Code), the consolidated financial statements / pro forma consolidated financial statements shall be used. If direct or indirect subsidiaries of the Company are not in their (direct or indirect) sole share ownership, the EBITDA or the financial obligations and assets in the amount of the (direct and indirect) percentage participation of the Company in the share capital of the respective company shall be taken into consideration.

§ 275 para. 2 HGB (German Commercial Code)

	Annual surplus	Item 20
+	Depreciation	Item 7a
+	Taxes on income and revenue	Item 18
+	Extraordinary expenses	Item 16
-	Extraordinary revenue	Item 15
+	Interest and similar expenses	Item 13
-	Other interest and similar revenue	Item 11
-

Revenue in connection with the sale of assets which are not necessary for the operation as well as EBITDA contributions of these assets which are not necessary for the operation in the respective fiscal year

+	Expenses in connection with the sale of assets which are not

(1)

If and as far as the individual financial statements of the Company are not prepared according to HGB (German Commercial Code) standards, then a pro forma transfer shall be done using the accounting policies and valuation methods based on commercial law.

necessary for the operation
=	EBITDA

If the already audited and approved individual / consolidated financial statements of the Company are available, the determinations in this individual / consolidated financial statements for the calculation of the calculation of the EBITDA are binding, unless the Parties have agreed on a different assessment for the determination of the market value.

Exhibit 12.5

Determination of the Market Value

Determination of the “Market Value” (Equity Value) of the Company

The market value results from the portion of the equity value of the Company conveyed by the shares. The Equity Value is determined as follows:

1.                                       The EBITDA (earnings before interest, taxes, depreciation and amortization) of the Company is to be determined based on Exhibit 12.4.

2.                                       The EBITDA will be multiplied with the factor 5.5 and provides the Enterprise Value of the Company.

3.                                      The following financial liabilities will be deducted from the Enterprise Value and consist of:

–              Interest-bearing liabilities vis-à-vis credit institutions, companies or other third parties

–              Liabilities vis-à-vis affiliated companies (BASC and affiliated companies of BASC or Bruker Corporation in terms of §§ 15 et seq. AktG (German Stock Corporation Act)) - for verification: the company loan of BASC in the amount of EUR 1,560,000 remains unconsidered.

–              Liabilities, for which BASC and affiliated companies of BASC or Bruker Corporation in terms of §§ 15 et seq. AktG (German Stock Corporation Act) have provided securities

–              Liabilities from finance leasing

–              Liabilities vis-à-vis suppliers, which are long-term in nature (i.e. which have a payment term of more than 89 days)

–              Pension liabilities, which are to be determined according to IAS 19 (IAS as of June 2007)

–              Decided, but not yet made payments of dividends and equity repayments

–              Liabilities or cash effect from factoring companies (genuine and bogus)

–              notes payable

=              Financial liabilities

Added are the consolidated financial assets per the cut-off date consisting of:

+              lending to affiliated companies

+              lending to participations

+              marketable securities

+              other securities

+              cash, federal bank balances and balances at credit institution

+              checks, if they are credited within four (4) weeks after the cut-off date

+              cash value of accounts receivable from pay-outs of investment grants and investment subsidies

=              Financial assets

4.                                       In addition, the balance resulting from financial liabilities and financial assets shall be adjusted by the amount by which the net current assets at the cut-off date deviates from the amount of the average net current assets on the respective last calendar day of all months of the 12-month-period ending on the cut-off date. Falling below the average net current assets leads to an increase of the net financial liabilities corresponding to the amount of difference (reduction of the equity value), and exceeding the average net current assets leads to a reduction of the net financial liabilities corresponding to the amount of difference (increase of the equity value).

The net current assets result from the balance from (i) the sum of the positions referenced in § 266 para. 2 B I no. 1 through no. 4 and II no. 1 through 3 HGB (German Commercial Code) minus (ii) the sum of the positions referenced in § 266 para. 3 C no. 3 (received down payments), no. 4 as well as no. 6 and 7 HGB (German Commercial Code), if these originate from deliveries and services.

The Enterprise Value adjusted pursuant to Section 3 by the net financial liabilities (financial liabilities minus financial assets and after increases or decreases in regard to the net current assets pursuant to Section 4) of the group per the cut-off date is the equity value (= market value).

Exhibit 12.6

Template of a Sales and Purchase / Assignment Agreement

Share Transfer Agreement

between

1.             [Manager GbR]

- hereinafter referred to as “Seller” -

and

2.             [BASC]

- hereinafter referred to as “Purchaser” -

RECITALS

1.                                       WHEREAS, the Seller and the Purchaser are Shareholders of RI Research Instruments GmbH, [address], a Company with its registered office in [             ] and registered in the commercial register of the [         …………..] district court under HRB [                              ] (hereinafter referred to as “Company”) and Parties of the Shareholder’s Agreement as of February 9, 2009 (hereinafter referred to as “Shareholder’s Agreement”).

2.                                       WHEREAS, the Seller participates in the fully paid-in share capital of the Company with shares with a nominal value of € [      ]. The other shares are held by the Purchaser in the total amount of € [      ].

3.                                       WHEREAS, pursuant to § 12 of the Shareholder’s Agreement the Purchaser has exercised the call option to which they are entitled by way of a notarial certified acceptance declaration as of [date]. Pursuant to § 12 para. 6 the Seller and the Purchaser shall be obligated to enter into a transfer agreement about the shares

concerned by the call option with a nominal value of € [          ] within one month of the effective exercise of the call option.

NOW, THEREFORE, the Parties enter into this transfer agreement to confirm the purchase and the purchase price and to transfer the shares.

§ 1          Confirmation of the Purchase, Assignment of Shares, Profit Participation Right

(1)                                  When the call option has taken effect, the Seller sold all shares in the Company held by it, i.e. a total of [number] shares with a nominal value of € [1,00] each (hereinafter referred to as the “Shares”) to the Purchaser.

(2)                                  Seller and Purchaser hereby undertake to cause or obtain the necessary consent of the Shareholders’ Meeting of the Company for the transfer of the Shares and (as far as necessary) the waivers of the other Shareholders without undue delay in the absence thereof. As far as these declarations have already been received, they are attached to this contract in copy as an Exhibit.

(3)                                  Hereby the Seller assigns the shares to the Purchaser which accepts this assignment. The assignment shall take place under the condition precedent (§ 158 (German Civil Code)) that

•                                          the Shareholders’ Meeting of the Company has agreed to the assignment of the shares pursuant to the provisions of the Partnership Agreement of the Company and

•                                          that the purchase price pursuant to § 2 has been paid in full to the Seller.

(4)                                  The Shares shall be sold and transferred with all rights and obligations, in particular the profit participation right of the current fiscal year [and of the fiscal year [      ] -this depends on when the transfer agreement is entered into]. Profits not yet distributed, if any, which fall into the fiscal years before the cut-off date (as defined in § 5 of the Shareholder’s Agreement), shall also be allocated exclusively to the Purchaser.

(5)                                  The Seller shall notify the Purchaser and the attesting notary public without undue delay about the receipt of the purchase price and the occurrence of the condition associated with this in writing. The Purchaser is entitled to prove the payment of the purchase price vis-à-vis the notary public by providing a corresponding bank confirmation of that bank which transferred the purchase price for the Purchaser to the Seller. Seller and Purchaser shall each be entitled and obligated to prove to the notary public the consent of the Shareholders’ Meeting in regard to the assignment by way of a copy of the minutes with the resolution of the Shareholders’ Meeting.

§ 2          Purchase Price

The purchase price for the Shares (hereinafter referred to as “Purchase Price”) was determined pursuant to the provisions of § 12 of the Shareholder’s Agreement and equals € [                  ] (in words: Euro                   ]. It shall be paid after the occurrence of the condition precedent pursuant to § 1 para. 3, 1st bullet point. to account no. [                  ] at [                  ] (bank identification number) [                  ].

§ 3          Guarantees

(1)                                  The Seller hereby warrants to the Purchaser in form of an independent guarantee pursuant to § 311 para. 1 (German Civil Code) that the following statements and facts are correct at the time of the transfer of the Shares in rem. The Parties of this Agreement agree that the following guarantees are no guarantees for the characteristics of the sold Shares in terms of §§ 443, 444, 453 para. 1 (German Civil Code), but rather constitute a guarantee which was negotiated between the Parties in the context of the freedom of contract with the restrictions agreed in this Section.

a)                                      The information in the recitals section in regard to the Shares of the Seller is correct and complete.

b)                                     The sold Shares have each been completely paid-in. No capital has been repaid to the Seller either openly nor hidden.

c)                                      Each of the shares is free of rights of third party and other encumbrances of any kind. The Seller shall be unrestrictedly entitled to transfer the Shares sold with this contract to the Purchaser.

(2)                                  Should any of the guarantees contained in para. 1 be incorrect, the Purchaser may demand that the Seller establishes the condition that would exists if the respective guarantee were correct within a reasonable period, at the latest within 30 days as of the receipt of the written request by the Purchaser. If the Seller does not establish the condition which corresponds with the contract within the period or if the establishment of the condition which corresponds with the contract is not possible, the Purchaser may demand monetary compensation from the Seller.

(3)                                  Additional claims of the Purchaser against the Seller, which exceed the obligations of the Seller contained in this § 3, are excluded - irrespective of the legal ground (warranty, delay, impossibility, violation of obligation, positive breach of contract, culpa in contrahendo, etc.) - unless the Seller is liable based on mandatory law for intent or gross negligent or if this Agreement contains expressive provisions. Insofar, claims for reduction or reversal of the transaction due to contesting due to error or rescission from the contract shall be expressly excluded. The Seller does not grant any other guarantees in addition to those expressly mentioned in this Agreement.

(4)                                  Claims of the Purchaser vis-à-vis the Seller based on this § 3 are subject to a statute of limitations of ten (10) years beginning with the cut-off date.

§ 4          Confidentiality

The Parties hereby undertake to treat the content of this Agreement confidential vis-à-vis third parties, unless they are obligated to a notification based on the law, an official order or provisions of securities and stock exchange law. In such a case the Parties shall also attempt to limit possible notifications to the necessary minimum and to inform the respective other Party in advance about the intended notification.

§ 5          Costs and Taxes, List of Shareholders

(1)                                  Each Party shall bear its own incurred and yet to be incurred costs in connection with the conclusion of this Agreement, including the costs of the consultants used.

(2)                                  Internally between the Parties, the Purchaser shall bear the costs of the notarial certification of this contract.

(3)                                  Hereby the Parties commission the attesting notary public to notify the Company of the transfer of the Shares and to file an updated list of Shareholders with the commercial register of the Company according to his legal obligation pursuant to § 40 para. 2 GmbHG (German Limited Liability Company Law).

§ 6          Miscellaneous

(1)                                  Modifications and/or amendments to this Agreement shall require the written form unless a notarial certification is required. This shall also apply to a modification or the waiver of the requirement for written form pursuant to this Section.

(2)                                  Should individual provisions of this Agreement be or become invalid or have a gap, the validity of the other provisions of this Agreement shall not be effected thereby. Without anything further, the invalid provision shall be replaced or the gap filled which such a provision that, so far as legally possible, comes closest to the intention of the Parties in the invalid provision, in particular in regard to a possibly provided invalid quantification of the service, a time or period or what they would have agreed, had they considered the matter which may need to be regulated.